Exhibit 99.1

Journey Medical Corporation Reports First Quarter 2023 Financial Results and Recent Corporate Highlights

Achieved “Last Patient Out” milestone in Phase 3 clinical program evaluating DFD-29 in May 2023

Topline data are expected in June 2023 for Phase 3 clinical program evaluating DFD-29

Company to hold conference call on May 22, 2023, at 4:30 p.m. ET

Scottsdale, AZ – May 22, 2023 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical” or “the Company”), a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of FDA approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the first quarter ended March 31, 2023.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer, said, “Since Journey Medical’s inception, we have made significant investments and have committed to building out our commercial product portfolios and infrastructure to position ourselves for future revenue growth. Our total revenues for the first quarter of 2023 were $12.2 million. Despite higher unit sales volumes from period-to-period for Accutane®, Amzeeq®, Zilxi® and Exelderm®, our net product revenues for the first quarter were unfavorably impacted by higher gross-to-net adjustments and lower unit sales volumes for Qbrexza®, Targadox® and Ximino®. However, in April, we have already seen a bounce back in our product net revenues and lower gross-to-net adjustments from the isolated occurrences in the first quarter, particularly for Qbrexza. For the remainder of 2023, we look forward to a return to revenue growth, further reductions in selling, general and administrative (“SG&A”) expenses from our previous guidance of $5.0 - $7.0 million to result in SG&A annual savings in excess of $12.0 million when compared to 2022, as well as achieving clinical milestones in our Phase 3 clinical trials evaluating DFD-29 for the treatment of papulopustular rosacea (“PPR”). We expect a topline data read out from the DFD-29 Phase 3 clinical trials in June of 2023 and to file a New Drug Application (“NDA”) in the second half of 2023.”

Financial Results:

•	Total net product revenues were $12.2 million for the first quarter of 2023, compared to net product revenues of $20.8 million for the first quarter of 2022. Higher unit sales volumes from period-to-period for Accutane, Amzeeq, Zilxi and Exelderm were offset by lower unit sales volumes of Qbrexza, Targadox and Ximino. In addition, all products were unfavorably impacted by higher gross-to-net adjustments compared to the first quarter of 2022.

•	Cost of goods sold decreased by $1.8 million to $6.4 million for the three-month period ended March 31, 2023, from $8.2 million for the three-month period ended March 31, 2022. The decrease is mainly due to a $2.0 million decrease in Journey’s royalty payments, primarily related to Qbrexza and Targadox royalties as a result of decreased net product revenues. In addition, the Qbrexza royalty percentage contractually decreased by 10% in May 2022. Beginning in May 2023, Qbrexza royalties will be further reduced by an additional 12.5%, which is expected to contribute to improved gross margins in 2023.

•	Selling, general and administrative expenses decreased by $1.4 million, to $13.3 million for the three-month period ended March 31, 2023, from $14.7 million for the three-month period ended March 31, 2022. The decrease of 10% is primarily attributable to a decrease in legal costs associated with the Company’s patent litigation settlements in 2022 and expense reduction efforts primarily in sales force and marketing. These expense reduction efforts are part of an overall cost reduction initiative that the Company implemented at the beginning of 2023, which is designed to improve operational efficiencies, optimize expenses, and reduce overall costs. Specifically, the initiative is intended to reduce selling, general and administrative expenses to better align costs with the current revenue-generating capabilities. In connection with the cost reduction initiative, the Company effected a headcount reduction to its salesforce and implemented marketing cost cuts in the first quarter of 2023. The Company incurred one-time costs of approximately $0.5 million of termination benefits to the impacted employees, including severance payments and benefits. The Company anticipates that its selling, general and administrative expenses will decrease for 2023 as it continues to focus on further expense optimization.

•	Research and development costs were $2.0 million in the first quarter of 2023, compared to $1.3 million in the first quarter of 2022, reflecting the Company’s ongoing clinical trial expenses to develop our DFD-29 product candidate.

•	Net loss was $10.1 million, or $0.57 per share basic and diluted, for the first quarter of 2023, compared to a net loss of $1.4 million, or $0.08 per share basic and diluted, for the first quarter of 2022.

•	The Company’s non-GAAP results in the table below reflect Adjusted EBITDA of $(5.3 million), or $(0.30) per share basic and diluted, for the first quarter of 2023, compared to Adjusted EBITDA of $2.3 million, or $0.13 per share basic and $0.11 per share diluted for the first quarter of 2022. Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are non-GAAP financial measures, each of which are reconciled to the most directly comparable financial measures calculated in accordance with GAAP below under “Use of Non-GAAP Measures.”

•	At March 31, 2023, the Company had $26.1 million in cash and cash equivalents and restricted cash as compared to $32.0 million of cash and cash equivalents at December 31, 2022. At March 31, 2023, the Company reclassified $8.75 million of cash from cash and cash equivalents to restricted cash on the Company’s condensed consolidated balances to reflect the minimum cash requirement pursuant to an amendment to the Company’s Loan and Security Agreement with East West Bank (“EWB”).

Recent Corporate Highlights:

•	In March 2023, Journey Medical announced completion of treatment in the Phase 1 clinical trial assessing the impact of DFD-29 (Minocycline Modified Release Capsules 40 mg) on the microbial flora of healthy adults. No significant safety issues were observed during the study.

•	In January 2023, Journey Medical completed enrollment in its DFD-29 Phase 3 clinical program for the treatment of PPR and achieved the “Last Patient Out” milestone in May 2023. Topline data from the DFD-29 Phase 3 clinical studies are expected to be announced in June of 2023. Journey Medical plans to file its NDA for DFD-29 in the second half of 2023 and expects potential approval from the U.S. Food and Drug Administration in the second half of 2024.
o	In the Phase 2 clinical trials, DFD-29 (40mg) demonstrated nearly double the efficacy when compared to Oraycea® (European equivalent of Oracea®) on both co-primary endpoints. For the first co-primary endpoint, Investigator’s Global Assessment (“IGA”) treatment success, Oraycea only had a 33.33% IGA treatment success rate, while DFD-29 achieved a 66.04% IGA treatment success rate. For the second co-primary endpoint, the change in total inflammatory lesion count, Oraycea only had a 10.5 reduction in inflammatory lesions, while DFD-29 achieved a 19.2 reduction in inflammatory lesions.

•	In May 2023, the Company entered into an amendment of its credit facility with EWB. As part of the amendment, Journey Medical paid down $10 million of the $20 million outstanding under the term loan and closed the revolving facility. The remaining amounts outstanding under the term loan will be due on July 1, 2024, and the Company will maintain a minimum required cash balance of $8.75 million in deposit accounts with EWB, which increases to $10.0 million on August 31, 2023. The minimum required cash balance is included as a separate line item, “restricted cash,” in the Company’s condensed consolidated balance sheet at March 31, 2023. In addition, the Company is no longer subject to financial covenants that were previously part of the facility. The Company continues to monitor its spending by reducing 2023 expenses, in line with its overall cost reduction initiative. In addition to reductions in sales force and marketing expenses, the Company may pursue additional cash resources through public or private equity or debt financings.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast on May 22, 2023, at 4:30 p.m. ET.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference here: https://dpregister.com/sreg/10178597/f951c8551f. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of FDA approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The company currently markets eight branded and three generic products that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition, the introduction of new competitor products, or an increase in market share of existing competitor products, any of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful development and regulatory approval of the DFD-29 product candidate and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$17,349	$32,003
Accounts receivable, net of reserves	27,616	28,208
Inventory	13,278	14,159
Prepaid expenses and other current assets	2,477	3,309
Total current assets	60,720	77,679

Intangible assets, net	26,128	27,197
Operating lease right-of-use asset, net	167	189
Restricted cash	8,750	-
Other assets	88	95
Total assets	$95,853	$105,160

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$43,658	$36,570
Due to related party	370	413
Accrued expenses	17,375	19,388
Accrued interest	165	160
Income taxes payable	35	35
Line of credit	3,000	2,948
Term loan, short-term (net of discount of $86)	9,914	-
Deferred cash payment (net of discount of $9)	-	4,991
Installment payments – licenses, short-term	2,288	2,244
Operating lease liability, short-term	93	83
Total current liabilities	76,898	66,832

Term loan, long-term (net of debt discount of $71 and $174)	9,929	19,826
Installment payments – licenses, long-term	1,450	1,412
Operating lease liability, long-term	84	108
Total liabilities	88,361	88,178

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 11,834,362 and 11,765,700 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022	1	1
Additional paid-in capital	86,128	85,482
Accumulated deficit	(78,638)	(68,502)
Total stockholders' equity	7,492	16,982
Total liabilities and stockholders' equity	$95,853	$105,160

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Three-Month Periods Ended
	March 31,
	2023	2022
Revenue:
Product revenue, net	$12,165	$20,796
Other revenue	48	2,500
Total revenue	12,213	23,296

Operating expenses
Cost of goods sold – product revenue	6,449	8,203
Research and development	2,033	1,266
Selling, general and administrative	13,292	14,715
Total operating expenses	21,774	24,184
Loss from operations	(9,561)	(888)

Other expense (income)
Interest income	(122)	(3)
Interest expense	650	389
Foreign exchange transaction losses	47	-
Total other expense (income)	575	386
Loss before income taxes	(10,136)	(1,274)

Income tax expense	-	104
Net Loss	$(10,136)	$(1,378)

Net loss per common share:
Basic and diluted	$(0.57)	$(0.08)
Weighted average number of common shares:
Basic and diluted	17,807,194	17,318,344

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the SEC, the Company has, in this press release, included certain non-GAAP measurements, including Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted. We define Adjusted EBITDA as net income (loss) excluding interest, taxes and depreciation, less certain other non-cash and infrequent items not considered to be normal, recurring operating expenses, including, share-based compensation expense, amortization of acquired intangible assets, inventory step-ups from the purchases of intangibles assets and products, severance, non-core research and development expense and foreign exchange transaction losses. In particular, we exclude the following matters for the reasons more fully described below:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Non-core and Short-term Research and Development Expense: We exclude research and development costs incurred in connection with our DFD-29 product candidate, which is the only product in our portfolio not currently approved for marketing and sale, because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy. Instead, our long-term strategy is focused on the marketing and sale of acquired and/or licensed FDA-approved dermatological products.

•	Amortization of Acquired Intangible assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of step-ups of acquisition accounting adjustments to inventories.

Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are determined by dividing the resulting Adjusted EBITDA by the number of shares outstanding on an actual and fully diluted basis.

Management believes use of these non-GAAP measures provide meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBITDA, Adjusted EBITDA per share basic, Adjusted EBITDA per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

($ in thousands except for share and per share amounts)

	Three-month periods ended
	March 31,
	2023	2022
GAAP Net Loss	$(10,136)	$(1,378)

EBITDA:
Interest	528	386
Taxes	-	104
Depreciation	-	-
Amortization of acquired intangible assets	1,069	1,017
EBITDA	(8,539)	129

Non-GAAP Adjusted EBITDA:
Share-based compensation	646	773
Inventory step-up expense	-	140
Non-core & short-term R&D	1,999	1,266
Foreign exchange transaction losses	47	-
Severance	526	-
Non-GAAP Adjusted EBITDA	$(5,321)	$2,308

Net loss per common share Basic:
GAAP Net loss	$(0.57)	$(0.08)
Non-GAAP Net (loss) gain	$(0.30)	$0.13

Net loss per common share Diluted:
GAAP Net loss	$(0.57)	$(0.08)
Non-GAAP Net (loss) gain	$(0.30)	$0.11

Weighted average number of common shares Basic:	17,807,194	17,318,344
Weighted average number of common shares Diluted:	17,807,194	20,341,996

The weighted average number of common shares Basic in the above table is used to calculate both GAAP and Non-GAAP basic and diluted loss per share for the three-month periods ended March 31, 2023, and GAAP basic and diluted loss per share for the three-month period ended March 31, 2022, as the net loss for these periods is antidilutive and the effect would be to reduce the loss per share.